Bloom Energy Reports Third Quarter 2025 Financial Results
•Fourth straight quarter of quarterly record revenue
•2nd consecutive quarter of double-digit non-GAAP profit margin % in services segment
•Commercial Progress Continuing to Accelerate

SAN JOSE, Calif., October 28, 2025 — Bloom Energy Corporation (NYSE: BE) reported today its financial results for the third quarter ended September 30, 2025. The company reported revenue of $519.0 million for the third quarter of 2025.

Third Quarter Highlights

•Revenue of $519.0 million in the third quarter of 2025, an increase of 57.1% compared to $330.4 million in the third quarter of 2024. Product and service revenue of $442.9 million in the third quarter of 2025, an increase of 55.7% compared to $284.5 million in the third quarter of 2024.
•Gross margin of 29.2% in the third quarter of 2025, an increase of 5.4 percentage points compared to 23.8% in the third quarter of 2024; non-GAAP gross margin of 30.4% in the third quarter of 2025, an increase of 5.1 percentage points compared to 25.2% in the third quarter of 2024.
•Operating income of $7.8 million in the third quarter of 2025, an improvement of $17.5 million compared to operating loss of $9.7 million in the third quarter of 2024; non-GAAP operating income of $46.2 million in the third quarter of 2025, an increase of $38.1 million compared to $8.1 million in the third quarter of 2024.
•$5 billion strategic AI infrastructure partnership with Brookfield Asset Management.

KR Sridhar, Founder, Chairman, and CEO of Bloom Energy, said: “Bloom is at the center of a once-in-a-generation opportunity to redefine how power is generated and delivered. Powerful tailwinds—surging demand for electricity driven by AI, nation-state priorities, and our relentless pace of innovation—are converging to accelerate our audacious journey to becoming a standard for onsite power globally.”

Maciej Kurzymski, Chief Accounting Officer and Acting Principal Financial Officer of Bloom Energy, added, “I want to thank the Bloom team for delivering its fourth consecutive quarter of record revenue and positive Cash Flow from Operating Activities. While our commercial success has been most visible, the work that our engineering, manufacturing, and support teams have done behind the scenes is evident in our financial results.”

Summary of Key Financial Metrics

Summary of GAAP Profit and Loss Statements

($000), except EPS data	Q3'25	Q2'25	Q3'24
Revenue	$519,048	$401,242	$330,399
Cost of Revenue	367,373	294,119	251,665
Gross Profit	151,675	107,123	78,734
Gross Margin	29.2%	26.7%	23.8%
Operating Expenses	143,829	110,626	88,385
Operating Income (Loss)	7,846	(3,503)	(9,651)
Operating Margin	1.5%	(0.9)%	(2.9)%
Non-Operating Income	30,939	39,116	5,060
Net Loss to Common Stockholders	$(23,093)	$(42,619)	$(14,711)
GAAP EPS, Basic	$(0.10)	$(0.18)	$(0.06)
GAAP EPS, Diluted	$(0.10)	$(0.18)	$(0.06)

Summary of Non-GAAP Financial Information1

($000), except EPS data	Q3'25	Q2'25	Q3'24
Revenue	$519,048	$401,242	$330,399
Cost of Revenue	361,410	287,892	247,066
Gross Profit	157,637	113,350	83,332
Gross Margin	30.4%	28.2%	25.2%
Operating Expenses	111,389	84,708	75,228
Operating Income	46,249	28,643	8,104
Operating Margin	8.9%	7.1%	2.5%
EBITDA	$59,049	$41,239	$21,344
Non-GAAP EPS, Basic	$0.15	$0.10	$(0.01)
Non-GAAP EPS, Diluted	$0.15	$0.10	$(0.01)

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Conference Call Details

Bloom will host a conference call today, October 28, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 (888) 596-4144 and toll-dial-in-number +1 (646) 968-2525. The conference ID is 5744085. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 770-2030 or +1 (609) 800-9909 and entering passcode 5744085.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined the Securities and Exchange Commission (“SEC”) rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Some numbers may not foot due to rounding. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As required by Regulation G, we have provided reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release. Bloom has not provided a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating income measures to the corresponding GAAP measures because it is unable to do so without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. The variability of these items could significantly impact our future U.S. GAAP financial results and we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers enterprises to meet soaring energy demands and responsibly take charge of their power needs. The company’s fuel cell system provides ultra-resilient, highly scalable onsite electricity generation for Fortune 500 companies around the world, including data centers, semiconductor manufacturing, large utilities, and other commercial and industrial sectors. Headquartered in Silicon Valley, Bloom Energy has deployed 1.5 GW of low-carbon power across more than 1,200 installations globally. For more information, visit www.BloomEnergy.com.

Forward-Looking Statements

This press release contains certain forward-looking statements relating to future events and expectations, including our belief that Bloom is at the center of a once-in-a-generation opportunity to redefine how power is generated and delivered and that we may become the global standard for onsite power generation and our expectations regarding our estimates and projections for our business outlook for the 2025 fiscal year, each of which is based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management based on information currently available to management at the time they are made. These forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going forward basis.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual results, performance, and/or trends. In addition to general industry and global economic conditions, factors that could cause actual results, performance, and/or trends to differ materially from those discussed in the forward-looking statements made in this presentation include, but are not limited to: (1) the emerging nature distributed energy generation and hydrogen markets and rapidly evolving market trends; (2) the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; (3) Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; (4) Bloom’s ability to service its existing debt obligations; (5) Bloom’s ability to be successful in new markets; (6) the ability of the Bloom Energy Server to operate on a fuel source customers want; (7) the success of the strategic partnership with SK ecoplant in the United States and international markets; (8) timing and development of an ecosystem for the hydrogen market, including in the South Korean market; (9) continued incentives in the South Korean market; (10) adapting to the new government bidding process in the South Korean market; (11) the timing and pace of adoption of hydrogen for stationary power; (12) the risk of manufacturing defects; (13) the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers, including inventories with distributors; (14) delays in the development and introduction of new products or updates to existing products; (15) Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; (16) supply constraints; (17) the availability of rebates, tax credits and other tax benefits; (18) the impact of the Inflation Reduction Act of 2022 and the One Big Beautiful Bill Act; (19) changes in the regulatory landscape; (20) Bloom’s reliance upon a limited number of customers; (21) Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays related to the installation of its Energy Servers; (22) business and economic conditions and growth trends in commercial and industrial energy markets; (23) trade policies including tariffs; (24) the overall electricity generation market; (25) our ability to increase production capacity for our products in a timely and cost-effective manner; (26) any actual or perceived slowdown in the adoption of AI resulting in a slower expansion of AI data centers; (27) Bloom’s ability to protect its intellectual property; and/or (28) the risks relating to forward-looking statements and other “Risk Factors” identified from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequently filed reports, including on Form 10-Q, which filings are available from the SEC. Bloom assumes no obligation to, and does not currently intend to, update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Michael Tierney Bloom Energy investor@bloomenergy.com	Media: Katja Gagen press@bloomenergy.com

Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents[1]	$595,055	$802,851
Restricted cash	8,474	110,622
Accounts receivable, less allowance for credit losses of $459 and $119 as of September 30, 2025, and December 31, 2024, respectively[1,2]	411,653	335,841
Contract assets[3]	258,884	145,162
Inventories[1]	704,996	544,656
Deferred cost of revenue	24,091	58,792
Prepaid expenses and other current assets[1,4]	44,743	46,203
Total current assets	2,047,896	2,044,127
Property, plant and equipment, net[1]	400,360	403,475
Investments in unconsolidated affiliates[14]	5,939	—
Operating lease right-of-use assets[1,5]	112,677	122,489
Restricted cash	23,486	37,498
Deferred cost of revenue	3,434	3,629
Other long-term assets[1,6]	44,407	46,136
Total assets	$2,638,199	$2,657,354
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1]	$167,382	$92,704
Accrued warranty[7]	14,682	16,559
Accrued expenses and other current liabilities[1,8]	168,404	138,450
Deferred revenue and customer deposits[9]	56,065	243,314
Operating lease liabilities[1,10]	21,438	19,642
Financing obligations	36,556	11,704
Recourse debt	—	114,385
Non-recourse debt[1]	1,424	—
Total current liabilities	465,951	636,758
Deferred revenue and customer deposits[11]	32,254	43,105
Operating lease liabilities[1,12]	112,188	124,523
Financing obligations	209,768	244,132
Recourse debt	1,128,043	1,010,350
Non-recourse debt[1,13]	2,849	4,057
Other long-term liabilities	9,667	9,213

	September 30,	December 31,
	2025	2024
Total liabilities	$1,960,720	$2,072,138
Commitments and contingencies
Stockholders’ equity:
Common stock: $0.0001 par value; Class A shares — 600,000,000 shares authorized, and 236,356,829 shares and 229,142,474 shares issued and outstanding, and Class B shares — 470,092,742 shares authorized, and no shares issued and outstanding at September 30, 2025, and December 31, 2024, respectively	24	23
Additional paid-in capital	4,642,300	4,462,659
Accumulated other comprehensive loss	(1,179)	(2,593)
Accumulated deficit	(3,988,075)	(3,897,618)
Total equity attributable to common stockholders	653,070	562,471
Noncontrolling interest	24,409	22,745
Total stockholders’ equity	$677,479	$585,216
Total liabilities and stockholders’ equity	$2,638,199	$2,657,354

1 We have variable interest entity related to a joint venture in the Republic of Korea, which represents a portion of the consolidated balances recorded within these financial statement line items.
2 Including amounts from related parties of $38.5 million and $93.5 million as of September 30, 2025, and as of December 31, 2024, respectively.
3 Including amounts from related parties of $88.2 million and $0.8 million as of September 30, 2025, and as of December 31, 2024, respectively.
4 Including amount from related parties of $1.2 million as of December 31, 2024. There was no related party balance as of September 30, 2025.
5 Including amount from related parties of $1.4 million as of December 31, 2024. There was no related party balance as of September 30, 2025.
6 Including amount from related parties of $8.8 million as of December 31, 2024. There was no related party balance as of September 30, 2025.
7 Including amount from related parties of $1.2 million as of December 31, 2024. There was no related party balance as of September 30, 2025.
8 Including amounts from related parties of $3.5 million and $4.0 million as of September 30, 2025, and as of December 31, 2024, respectively.
9 Including amount from related parties of $8.9 million as of December 31, 2024. There was no related party balance as of September 30, 2025.
10 Including amount from related parties of $0.4 million as of December 31, 2024. There was no related party balance as of September 30, 2025.
11 Including amount from related parties of $3.3 million as of December 31, 2024. There was no related party balance as of September 30, 2025.
12 Including amount from related parties of $1.0 million as of December 31, 2024. There was no related party balance as of September 30, 2025.
13 Including amount from related parties of $4.1 million as of December 31, 2024. There was no related party balance as of September 30, 2025.
14 Represent related party investments in the joint ventures between Brookfield Asset Management and the Company.

Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended September 30, 2025	Three Months Ended June 30, 2025	Three Months Ended September 30, 2024
Revenue:
Product	$384,314	$296,611	$233,770
Installation	65,773	37,372	32,052
Service	58,607	54,449	50,761
Electricity	10,354	12,810	13,816
Total revenue[1]	519,048	401,242	330,399
Cost of revenue:
Product	249,794	198,746	155,124
Installation	59,921	38,224	35,688
Service	51,834	49,408	51,363
Electricity	5,824	7,741	9,490
Total cost of revenue[2]	367,373	294,119	251,665
Gross profit	151,675	107,123	78,734
Operating expenses:
Research and development	48,724	40,768	36,315
Sales and marketing	41,995	24,066	14,667
General and administrative[3]	53,110	45,792	37,403
Total operating expenses	143,829	110,626	88,385
Income (loss) from operations	7,846	(3,503)	(9,651)
Interest income	5,292	6,623	6,456
Interest expense[4]	(14,390)	(14,440)	(16,763)
Equity in loss of unconsolidated affiliates[5]	(19,599)	—	—
Other (expense) income, net	(1,362)	2,373	5,821
Loss on extinguishment of debt	—	(32,340)	—
(Loss) gain on revaluation of embedded derivatives	(411)	112	(386)
Loss before income taxes	(22,624)	(41,175)	(14,523)
Income tax provision	336	1,017	109
Net loss	(22,960)	(42,192)	(14,632)
Less: Net income attributable to noncontrolling interest	133	427	79
Net loss attributable to common stockholders	$(23,093)	$(42,619)	$(14,711)
Net loss per share available to common stockholders, basic and diluted	$(0.10)	$(0.18)	$(0.06)
Weighted average shares used to compute net loss per share available to common stockholders, basic and diluted	234,931	232,542	227,957
1 Including related party revenue of $288.0 million, $27.1 million, and $126.6 million for the three months ended September 30, 2025, the three months ended June 30, 2025, and the three months ended September 30, 2024, respectively.
2 Related party cost of revenue for the three months ended September 30, 2024, was inconsequential. There were no related party cost of revenue for the three months ended September 30, 2025, and the three months ended June 30, 2025.
3 Including related party general and administrative expenses of $0.1 million, $0.2 million, and $0.2 million, for the three months ended September 30, 2025, the three months ended June 30, 2025, and the three months ended September 30, 2024, respectively.

4 Including related party interest expense of $0.1 million and $0.1 million, for the three months ended June 30, 2025, and the three months ended September 30, 2024, respectively. Related party interest expense for the three months ended September 30, 2025, was inconsequential.
5 Represent related party equity in loss of the joint ventures between Brookfield Asset Management and the Company.

Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Three Months Ended September 30, 2025	Three Months Ended June 30, 2025	Three Months Ended September 30, 2024
Cash flows from operating activities:
Net loss	$(22,960)	$(42,192)	$(14,632)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,800	12,596	13,240
Non-cash lease expense	8,057	8,384	9,175
Equity in loss of unconsolidated affiliates, net of distributions	19,599	—	—
Loss (gain) on disposal of property, plant and equipment	1	(22)	(17)
Revaluation of derivative contracts	411	(112)	386
Stock-based compensation expense	37,255	29,284	17,689
Amortization of debt issuance costs	1,814	1,864	1,862
Loss on extinguishment of debt	—	32,340	—
Net gain on failed sale-and-leaseback transactions	—	(60)	(5,003)
Allowance for credit losses	340	—	—
Inventory reserve and other assets impairment	21,846	—	—
Unrealized foreign currency exchange loss (gain)	2,703	(2,587)	(1,496)
Other	(5)	—	105
Changes in operating assets and liabilities:
Accounts receivable[1]	54,223	(132,161)	(67,064)
Contract assets[2]	(129,086)	13,821	(30,687)
Inventories	(36,562)	(77,025)	(64,141)
Deferred cost of revenue[3]	4,310	34,600	7,796
Prepaid expenses and other	(4,673)	11,236	(8,716)
Other long-term assets[4]	902	(1,430)	4,646
Operating lease right-of-use assets and operating lease liabilities[5]	(8,481)	(8,419)	(9,325)
Financing lease liabilities	206	531	173
Accounts payable[6]	23,385	226	23,882
Accrued warranty[7]	2,689	1,710	2,621
Accrued expenses and other liabilities[8]	50,309	12,295	13,819
Deferred revenue and customer deposits[9]	(19,293)	(108,005)	36,231
Other long-term liabilities	(121)	15	(13)
Net cash provided by (used in) operating activities	19,669	(213,111)	(69,469)
Cash flows from investing activities:
Purchase of property, plant and equipment	(12,301)	(7,245)	(14,292)
Proceeds from sale of property, plant and equipment	—	33	14
Investments in unconsolidated affiliates	(24,570)	—	—
Net cash used in investing activities	(36,871)	(7,212)	(14,278)
Cash flows from financing activities:

	Three Months Ended September 30, 2025	Three Months Ended June 30, 2025	Three Months Ended September 30, 2024
Proceeds from issuance of debt	—	—	—
Payment of debt issuance costs	—	(3,348)	(438)
Repayment of debt	—	—	—
Proceeds from financing obligations	—	—	464
Repayment of financing obligations	(2,939)	(2,794)	(9,767)
Proceeds from issuance of common stock	42,354	30	4,141
Dividend paid	—	(947)	—
Other	—	—	—
Net cash provided by (used in) financing activities	39,415	(7,059)	(5,600)
Effect of exchange rate changes on cash, cash equivalent, and restricted cash	(1,245)	2,071	694
Net increase (decrease) in cash, cash equivalents, and restricted cash	20,968	(225,311)	(88,653)
Cash, cash equivalents, and restricted cash:
Beginning of period	606,047	831,358	637,804
End of period	$627,015	$606,047	$549,151

1 Including changes in related party balances of $52.4 million, $9.5 million, and $1.4 million for the three months ended September 30, 2025, the three months ended June 30, 2025, and the three months ended September 30, 2024, respectively.
2 Including changes in related party balances of $88.2 million, $0.7 million, and $0.1 million for the three months ended September 30, 2025, the three months ended June 30, 2025, and the three months ended September 30, 2024, respectively.
3 Including changes in related party balances of $1.0 million, $0.6 million, and $0.2 million for the three months ended September 30, 2025, the three months ended June 30, 2025, and the three months ended September 30, 2024, respectively.
4 Including changes in related party balances of $8.7 million, $0.3 million, and $0.4 million for the three months ended September 30, 2025, the three months ended June 30, 2025, and the three months ended September 30, 2024, respectively.
5 Including changes in related party balances of $0.2 million for the three months ended June 30, 2025. There were no changes in related party balances for the three months ended September 30, 2025, and the three months ended September 30, 2024.
6 Including changes in related party balances of $0.04 million and $0.04 million for the three months ended September 30, 2025, and the three months ended June 30, 2025, respectively. There were no changes in related party balances for the three months ended September 30, 2024.
7 Including changes in related party balances of $1.3 million, $0.1 million, and $0.2 million for the three months ended September 30, 2025, the three months ended June 30, 2025, and the three months ended September 30, 2024, respectively.
8 Including changes in related party balances of $4.0 million, $1.8 million, and $1.8 million for the three months ended September 30, 2025, the three months ended June 30, 2025, and the three months ended September 30, 2024, respectively.
9 Including changes in related party balances of $8.1 million, $0.5 million, and $0.5 million for the three months ended September 30, 2025, the three months ended June 30, 2025, and the three months ended September 30, 2024, respectively.

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands, except percentages)

	Q3'25	Q2'25	Q3'24
GAAP revenue	$519,048	$401,242	$330,399
GAAP cost of sales	367,373	294,119	251,665
GAAP gross profit	151,675	107,123	78,734
Non-GAAP adjustments:
Stock-based compensation expense	5,719	5,714	3,778
Restructuring	31	336	90
Other	213	177	731
Non-GAAP gross profit	$157,637	$113,350	$83,332
GAAP gross margin %	29.2%	26.7%	23.8%
Non-GAAP adjustments	1.1%	1.6%	1.4%
Non-GAAP gross margin %	30.4%	28.2%	25.2%

	Q3'25	Q2'25	Q3'24
GAAP income (loss) from operations	$7,846	$(3,503)	$(9,651)
Non-GAAP adjustments:
Stock-based compensation expense	38,153	30,177	17,057
Restructuring	—	1,755	(70)
Other	250	214	768
Non-GAAP income from operations	$46,249	$28,643	$8,104

GAAP operating margin %	1.5%	(0.9)%	(2.9)%
Non-GAAP adjustments	7.4%	8.0%	5.4%
Non-GAAP operating margin %	8.9%	7.1%	2.5%

Reconciliation of GAAP Net Loss to non-GAAP Net Profit (Loss) and Computation of non-GAAP Net Earnings (Loss) per Share (EPS)
(unaudited)
(in thousands, except share data)

	Q3'25	Q2'25	Q3'24
Net loss to Common Stockholders	$(23,093)	$(42,619)	$(14,711)
Non-GAAP adjustments:
Add back: Net income attributable to noncontrolling interest	133	427	79
Loss (gain) on derivative liabilities	411	(112)	386
Loss on extinguishment of debt	—	32,340	—
Stock-based compensation expense	38,153	30,177	17,057
Equity in loss of unconsolidated affiliates	19,599	—	—
Effects of assets buyout and repowering	—	(60)	(4,991)
Restructuring	—	1,755	(70)
Other	250	214	768
Adjusted Net Profit (Loss)	$35,453	$22,122	$(1,481)

Adjusted net earnings (loss) per share (EPS), Basic and Diluted	$0.15	$0.10	$(0.01)
Adjusted net earnings (loss) per share (EPS), Diluted	$0.15	$0.10	$(0.01)
Weighted average shares outstanding attributable to common stockholders, Basic	234,931	232,542	227,957
Weighted average shares outstanding attributable to common stockholders, Diluted	312,479	232,542	227,957

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Q3'25	Q2'25	Q3'24
Net Loss to Common Stockholders	$(23,093)	$(42,619)	$(14,711)
Add back: Net income attributable to noncontrolling interest	133	427	79
Loss (gain) on derivative liabilities	411	(112)	386
Loss on extinguishment of debt	—	32,340	—
Stock-based compensation expense	38,153	30,177	17,057
Equity in loss of unconsolidated affiliates	19,599	—	—
Effects of assets buyout and repowering	—	(60)	(4,991)
Restructuring	—	1,755	(70)
Other	250	214	768
Adjusted Net Profit (Loss)	35,453	22,122	(1,481)
Depreciation & amortization	12,800	12,596	13,240
Income tax provision	336	1,017	109
Interest expense, Other income, net	10,460	5,504	9,476
Adjusted EBITDA	$59,049	$41,239	$21,344

Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on a GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (loss) (non-GAAP net earnings (loss)), non-GAAP basic and diluted earnings (loss) per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit is gross profit.
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating income (non-GAAP earnings from operations) is operating income (loss) (earnings (loss) from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net profit (loss) (non-GAAP net earnings (loss)) is net profit (loss) (net earnings (loss)).
•The GAAP measure most directly comparable to non-GAAP diluted earnings (loss) per share is diluted earnings (loss) per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net loss.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense, restructuring charges, and other charges. Non-GAAP net profit (loss) (non-GAAP net earnings (loss)) and non-GAAP diluted earnings (loss) per share consist of net loss or diluted net loss per share excluding charges relating to net income attributable to noncontrolling interest, loss (gain) on derivative liabilities, loss on extinguishment of debt, charges relating to stock-based compensation expense, investments in loss of unconsolidated affiliates, effects of assets buyout and repowering, restructuring (expense reversals) charges, and other charges. Adjusted EBITDA is defined as net loss before interest income (expense), income tax provision, depreciation and amortization expense, net income attributable to noncontrolling interest, loss on extinguishment of debt, investments in loss of unconsolidated affiliates, charges relating to stock-based compensation expense, restructuring (expense reversals) charges, and other charges. Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Net income attributable to noncontrolling interest represents allocation to the noncontrolling interests under the hypothetical liquidation at book value (HLBV) method and are associated with the joint venture in the Republic of Korea.
•Loss (gain) on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.
•Loss on debt extinguishment for the three months ended June 30, 2025, was $32.3 million, which was recognized as a result of the debt exchange between the 2.5% Green Convertible Senior Notes due August 2025 and the 3% Green Convertible Senior Notes due June 2029, that settled on May 13, 2025.
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Equity-method investment adjustment — primarily include the proportionate share of gains and/or losses from investments accounted for by the equity method of accounting. Equity-method investment adjustments are excluded from non-GAAP financial measures because these generally are non-cash, represent non-operating activity during the period of adjustment, relate to activity in entities outside of the operational control of the Company, and excluding such expense/gain provides meaningful supplemental information regarding core operations.
•Effects of assets buyout and repowering of $5.0 million for the three months ended September 30, 2024, as a result of termination of four Managed Services sites. Effects of assets buyout and repowering for the three months ended June 30, 2025, was immaterial.

•Restructuring charges and reversals are represented by severance expense, facility closure costs, and other costs.
•Other represents (1) site termination costs of $0.2 million, $0.2 million and $0.7 million for the three months ended September 30, 2025, the three months ended June 30, 2025, and the three months ended September 30, 2024, respectively, and (2) immaterial amounts of quarterly amortization of acquired intangible assets.
•Adjusted EBITDA is defined as Adjusted Net Profit (Loss) before depreciation and amortization expense, income tax provision, interest income (expense), other income, net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

For more information about these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of GAAP Net Loss to non-GAAP Net Profit (Loss) and Computation of non-GAAP Net Earnings (Loss) per Share (EPS),” and “Reconciliation of GAAP Net Loss to Adjusted EBITDA” set forth in this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (loss) (non-GAAP net earnings (loss)), and non-GAAP diluted earnings (loss) per share can have a material impact on the equivalent GAAP earnings measure.
•Income attributable to noncontrolling interest and loss (gain) on derivatives liabilities, though not directly affecting Bloom Energy’s cash position, represent the (gain) loss in value of certain assets and liabilities. The expense associated with this (gain) loss in value is excluded from non-GAAP net earnings (loss), and non-GAAP diluted earnings (loss) per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (loss) (non-GAAP net earnings (loss)), non-GAAP diluted earnings (loss) per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (loss) (non-GAAP net earnings (loss)), non-GAAP diluted earnings (loss) per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.